Exhibit 10-j

                         Amendment 1 to
                  Incentive Compensation Plan

     This Amendment 1 to Incentive Compensation Plan is made and adopted by the Board of Directors of KLT Inc. (the "Corporation") as of November 16, 2000, but shall be effective as of March 14, 2000 upon the obtaining of written consent of the Participants holding, in aggregate, a majority of the percentage of the Pool heretofore allocated under the Plan.

     Whereas, the Board of Directors of the Corporation established and adopted a certain Incentive Compensation Plan as of March 14, 2000 (the "Plan"), and

     Whereas, the scope of the Plan included KLT Investments Inc.
("Investments"), a wholly-owned subsidiary of the Corporation as a defined Affiliate, and

     Whereas, the nature and circumstances of, and the limitations on, Investments' holdings and business substantially prevents any increase in value of Investments, and

     Whereas, it is in the interest of the Corporation and consistent with the overall purpose of the Plan to remove
Investments as a defined Affiliate under the Plan, and

     WHEREAS, it has been brought to the attention of the Board that Exhibit A to the Plan does not correctly identify all of the Affiliates of the Corporation, in that certain Affiliates were omitted or subsumed into other listed Affiliates, and

     WHEREAS, it was and is the Board's intent that all Affiliates of the Corporation, as defined in this Amendment 1, whether or not listed on Exhibit A, be within the terms and conditions of the Plan, and

     Therefore, the Plan is amended as follows:

1. Section 3.a. of the Plan is amended by inserting the following at the end of said Section:

     Notwithstanding anything to the contrary in this Plan, KLT
     Investments Inc. ("Investments") shall not be deemed an Affiliate of the Corporation.

2. Exhibits A and B of the Plan are amended and replaced in their entirety by First Amended Exhibit A and First Amended
Exhibit B, attached hereto and made a part hereof.

3.  Section 3 of the Plan is amended by inserting a new Section
3.h., as follows:

     h. In the event of a Realization Event respecting the Corporation's equity, or a Realization Event respecting the equity or assets of one or more Affiliates and Investments, the Board, acting through its disinterested members, shall allocate to Investments an appropriate amount of the consideration received, and such allocated amount shall not be considered in determining the Amount Realized, or any annual adjustments thereto. The allocation referenced in the preceding sentence shall be subject

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     to the written consent of the Participants holding, in
     aggregate, a majority of the percentage of the Pool then allocated under this Plan. It is the intent and purpose of the Corporation to eliminate any impact on Amounts Realized and Awards arising from the Corporation's ownership or disposition, in whole or in part, of Investments.

4. Except as expressly amended above, the terms and conditions of the Plan remain in full force and effect. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

5. This Amendment 1 shall be effective for all purposes from and after March 14, 2000, upon the obtaining of written consent of the Participants holding, in aggregate, a majority of the percentage of the Pool heretofore allocated under the Plan.

     In witness whereof, the Corporation has executed this Amendment 1 as of the date first above written.

                         KLT Inc., a Missouri corporation

                         By: /s/Gregory J. Orman
                                Gregory J. Orman, Chief Executive
                                Officer and President

Attest:

/s/Mark G. English
Corporate Secretary

Consented and agreed to by the Participants holding, in aggregate, a majority of the percentage of the Pool heretofore allocated under the Plan.

/s/Gregory J. Orman                     /s/Christopher J. Pfeiffer
   Gregory J. Orman                        Christopher J. Pfeiffer


/s/P. J. Schliesman                     /s/Mark R. Schroeder
   P. J. Schliesman                        Mark R. Schroeder


/s/Frank R. Clark                       /s/Mark G. English
   Frank R. Clark                          Mark G. English